Exhibit 99.1

Orthofix Appoints Jon Serbousek as President and Chief Executive Officer

Serbousek succeeds former President and CEO Brad Mason who previously announced his retirement

LEWISVILLE, TEXAS – November 1, 2019 – Orthofix Medical Inc. (NASDAQ:OFIX), a global medical device company focused on musculoskeletal products and therapies, announced today the appointment of Jon Serbousek as President and Chief Executive Officer (CEO), effective immediately. He will also serve on the Company’s Board of Directors. Serbousek succeeds former President and CEO Brad Mason who had previously announced his plans to retire. Mason has resigned from the Company’s Board of Directors, but will continue to be a consultant for Orthofix for the next 12 months to work with Serbousek to ensure a seamless transition and provide other assistance as needed.

“We are grateful for Brad’s many contributions to Orthofix. Under his leadership a strong foundation was built that will serve Orthofix well in the years ahead,” said Ron Matricaria, Orthofix Chairman of the Board of Directors. “As we move into this next chapter, we are pleased to welcome Jon as President, CEO and Director. I am confident in Jon’s ability to deliver against our strategic business priorities. His vast experience in the medical device industry and focus on business growth and value creation will be a benefit to our organization.”

“I am appreciative of the opportunity to lead the talented team at Orthofix,” said Serbousek, whose past executive experience includes leadership roles at Medtronic, Biomet, and DePuy Orthopedics. “I firmly believe through the work of our dedicated team members around the world, we can deliver new levels of products, services and support for our surgeon customers and their patients.”

Serbousek’s experience spans more than 30 years in the medical device and biotech industries. He served in several leadership positions at Biomet Inc., including Worldwide President of Biomet Biologics, Worldwide Group President of Orthopedics, and President of U.S. Orthopedics. Prior to joining Biomet, he held various general management positions within Medtronic Inc., including Worldwide Division President, Spine, and Worldwide Vice President and General Manager of Biologics for their Spine and Biologics business.

Additionally, Serbousek spent 13 years with DePuy Orthopedics, a Johnson & Johnson company where he served in numerous roles of increasing responsibility, including Vice President of Marketing and Product Development and Vice President of Spinal Operations.

Serbousek has held numerous board positions at for-profit and not-for-profit organizations. He earned his BS in Engineering from Washington State University, his MS in Bioengineering from the University of Utah, and later completed several advanced management programs including a program at the IMD International School of Management in Lausanne, Switzerland.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in more than 70 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2018, to reflect new information, the occurrence of future events or circumstances or otherwise.

CONTACT:
Mark Quick	Denise Landry
Investor Relations	Media Relations
Tel 214 937 2924	Tel 214 937 2529
markquick@orthofix.com	deniselandry@orthofix.com